UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2026 (August 26, 2026)

PLURI INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31392	98-0351734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park
Building No. 5
Haifa, Israel	3508409
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.00001 per share	PLUR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 26, 2026, Pluri Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a certain institutional investor (the “Purchaser”) pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Registered Direct Offering”) registered under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of (i) 1,200,000 (the “Shares”) of the Company’s common shares (“Common Shares”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,028,940 Common Shares (such shares issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”, and together with the Shares and the Pre-Funded Warrants, the “Securities”). Each Share was offered and sold at an offering price of $1.50 before deducting placement agent fees and other offering expenses, and each Pre-Funded Warrant was offered and sold at an offering price of $1.49999 which is equal to the offering price per share less the $0.00001 exercise price of each Pre-Funded Warrant, before deducting placement agent fees and other offering expenses.

Each Pre-Funded Warrant has an initial exercise price per share of $0.00001, subject to certain adjustments. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Additionally, pursuant to the Purchase Agreement, the Company agreed to issue to the Purchaser, in a concurrent private placement (the “Concurrent Private Placement” and, together with the Registered Direct Offering, the “Offering”), common purchase warrants (the “Common Warrants”) to purchase one Common Share for each Share or Pre-Funded Warrant purchased in the Registered Direct Offering for an aggregate of 2,228,940 Common Shares. The Common Warrants will be initially exercisable six (6) months following their issuance and will be exercisable for a period of five (5) years from the initial exercise date. The exercise price of the Common Warrants is $1.65 per share.

The Offering is expected to close on August 28, 2026. The net proceeds from the Offering are expected to be approximately $2,984,808, after deducting placement agent fees and other estimated offering expenses. The Company intends to use the net proceeds from the Offering for corporate development and general purposes and working capital.

In connection with the Offering, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the Company’s sole placement agent in connection with the Offering. As compensation for the services provided by the Placement Agent in connection with the Offering, the Company agreed to pay the Placement Agent a cash fee of 6.50% of the gross proceeds which will be received by the Company from the sale of the securities at the closing. The Company also agreed to reimburse the Placement Agent for certain of its out-of-pocket accountable expenses incurred in connection with its services as placement agent in an amount not to exceed $50,000 in the aggregate.

The Securities were offered by the Company pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-273347) declared effective by the Securities and Exchange Commission (the “SEC”) on September 21, 2023 and the related prospectus supplement and accompanying prospectus.

Pursuant to the Purchase Agreement, the Company agreed that: (A) for a period of 45 days after the closing date of the Offering, the Company will not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) or (ii) file any registration statement or any amendment or supplement thereto, in each case subject to certain limited exceptions; and (B) from the date of the Purchase Agreement and until six (6) month following the closing date of the Offering, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Shares or Common Share Equivalents (as defined in the Purchase Agreement) (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Purchase Agreement), provided however, that the Company may enter into and/or issue Common Shares in an “at the market offering” with A.G.P./Alliance Global Partners after 30 days following the closing date of the Offering.

The Purchase Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. In connection with the Offering, the Company’s directors and executive officers also entered into lock-up agreements with the Company, pursuant to which such directors and officers will not be permitted to, for a period of 45 days after the closing to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition at any time, including in the future (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such directors and officers or their affiliates), their Company securities, subject to certain limited exceptions.

The foregoing descriptions of the Common Warrants, Pre-Funded Warrants, Purchase Agreement and Placement Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Form of Common Warrant, Form of Pre-Funded Warrants, Form of Securities Purchase Agreement and Placement Agency Agreement, which are attached as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, hereto and incorporated by reference herein.

The legal opinion of Sullivan & Worcester LLP relating to the legality of the issuance and sale of the securities in the Registered Direct Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Concurrent Private Placement described in Item 1.01 above, which description is incorporated into this Item 3.02 by reference, the Common Warrants (including the Common Stock issuable upon exercise of the Common Warrants) (collectively, the “Private Securities”) were issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) under the Securities Act and Regulation D under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The sale of the Private Securities did not involve a public offering and was made without general solicitation or general advertising. Accordingly, the Private Securities have not been registered under the Securities Act or any state securities laws and such securities may not be offered or sold in the United States absent registration, or an exemption from registration, under the Securities Act and any applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Warrant
4.2	Form of Pre-Funded Warrant
5.1	Legal opinion of Sullivan & Worcester LLP
10.1	Form of Securities Purchase Agreement
10.2	Placement Agency Agreement
23.1	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURI INC.

Date: August 28, 2026	By:	/s/ Liat Zalts
	Name:	Liat Zalts
	Title:	Chief Financial Officer

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